Exhibit 8.1

[_____], 2024

To:	Iris Acquisition Corp
3rd Floor Zephyr House
122 Mary Street, George Town
PO Box 10085 Grand Cayman KY1-1001, Cayman Islands

Re:	Tax Opinion Regarding Certain Aspects of the Business Combination.

Ladies and Gentlemen:

We are United States tax counsel to Iris Acquisition Corp, a Delaware corporation (“SPAC”), and Iris Parent Holding Corp., a Delaware corporation (“Parent”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-275409) originally filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2023, under the Securities Act of 1933, as amended (the “Securities Act”), by SPAC. The Registration Statement relates to the registration of 25,287,037 shares of Parent common stock and 6,900,000 Parent warrants.

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated November 30, 2022, as amended by the Amendment to the Business Combination Agreement dated June 1, 2023 and as further amended by the Second Amendment to Business Combination Agreement, dated as of August 14, 2023 and the Third Amendment to Business Combination Agreement, dated as of March 9, 2024 (the “BCA”), by and among SPAC, Parent, SPAC Merger Sub, Inc., a Delaware corporation, Liminatus Pharma Merger Sub, Inc., a Delaware corporation, and Liminatus Pharma, LLC, a Delaware limited liability company (such transactions, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

In rendering this opinion, we have assumed (with your permission and without any independent investigation or review thereof) that:

a. All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents (other than Parent) had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b. All factual representations, warranties and statements made or agreed to by the parties to the Business Combination Agreement, the Sponsor Agreement, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letter provided to us by each of SPAC, Parent, and the Company Members, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of the Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

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c. The descriptions of SPAC and Parent in the Registration Statement, the registration statement filed in connection with SPAC’s initial public offering, and each of SPAC’s and Parent’s other public filings are true, accurate and complete;

d. The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement, and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

e. The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Mergers, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the sections entitled “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of the Business Combination to Public Stockholders” and “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Tax Consequences of the Business Combination” in the Registration Statement, subject to the assumptions, limitations and qualifications stated in the section entitled “Material U.S. Federal Income Tax Considerations — U.S. Holders” in the Registration Statement (the “Tax Disclosure”), and, as further described in the Tax Disclosure, does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations.

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The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the headings “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of the Business Combination to Public Stockholders” and “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders — Tax Consequences of the Business Combination,” insofar as they discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name and this opinion in the Tax Disclosure, as well as to the discussion of this opinion in the Tax Disclosure. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ [Draft]

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Washington, D.C. | West Palm Beach

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